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                                                                    Exhibit 23.2

                              ACCOUNTANT'S CONSENT

         We have issued our report dated February 1, 1999, accompanying the consolidated financial statements of BenchMark Federal Savings Bank for the year ended December 31, 1998 which are included in the Form S-4 to be filed with the Securities and Exchange Commission, by Winton Financial Corporation on or about March 5, 1999. We hereby consent to inclusion of said report in the Prospectus/Proxy Statement.

Grant Thornton LLP

Cincinnati, Ohio
March 1, 1999